Disclosure Statement Pursuant to the Pink Basic Disclosure Guidelines

Nika BioTechnology, Inc.
(formerly)

(International Professional Trainings Group LTD)

     2269 Merrimack Valley Avenue
Henderson, NV 89044
_____________________________
(702) 326-3615
www.nikabiotechnology.com
info@nikabiotechnology.com
SIC Code: 8052

Annual Report

For the period ending December 31, 2022 (the “Reporting Period”)

Outstanding Shares

The number of shares outstanding of our Common Stock was:

204,205,207 as of December 31, 2022

204,205,207 as of December 31, 2022

Shell Status

Indicate by check mark whether the company is a shell company (as defined in Rule 405 of the Securities Act of 1933, Rule 12b-2 of the Exchange Act of 1934 and Rule 15c2-11 of the Exchange Act of 1934):

Yes: ☐     No: ☒

Indicate by check mark whether the company’s shell status has changed since the previous reporting period:

Yes: ☐     No: ☒

Change in Control

Indicate by check mark whether a Change in Control1 of the company has occurred over this reporting period:

Yes: ☒     No: ☐

1)	Name and address(es) of the issuer and its predecessors (if any)

[1] “Change in Control” shall mean any events resulting in:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becoming the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;
(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;
(iii) A change in the composition of the Board occurring within a two (2)-year period, as a result of which fewer than a majority of the directors are directors immediately prior to such change; or
(iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

OTC Markets Group Inc.
OTC Pink Basic Disclosure Guidelines (January 1, 2023)	Page 1 of 28

In answering this item, provide the current name of the issuer any names used by predecessor entities, along with the dates of the name changes.

Nika BioTechnology, Inc. 08/29/2022
International Professional Trainings Group LTD 7/21/2021
Goliath Resources, Inc. 5/20/2003
Longevity Store Com 3/25/1999 through 5/19/2003

The state of incorporation or registration of the issuer and of each of its predecessors (if any) during the past five years;

Please also include the issuer’s current standing in its state of incorporation (e.g. active, default, inactive):

Nevada October 4, 2001. The Company is active and in Good Standing.

Describe any trading suspension orders issued by the SEC concerning the issuer or its predecessors since inception:

None

List any stock split, stock dividend, recapitalization, merger, acquisition, spin-off, or reorganization either currently anticipated or that occurred within the past 12 months:

None

The address(es) of the issuer’s principal executive office:

2269 Merrimack Valley, Avenue
Henderson, NV 89044

The address(es) of the issuer’s principal place of business:

☒ Check if principal executive office and principal place of business are the same address:

Has the issuer or any of its predecessors been in bankruptcy, receivership, or any similar proceeding in the past five years?

No: ☒                      Yes: ☐ If Yes, provide additional details below:

2) Security Information

Transfer Agent

Name:	Issuer Direct Corporation
Phone:	919-744-2722
Email:	Julie.felix@issuerdirect.com
Address:	1 Glenwood Ave, Ste 1001
Raleigh, NC 27603

OTC Markets Group Inc.
OTC Pink Basic Disclosure Guidelines (January 1, 2023)	Page 2 of 28

Publicly Quoted or Traded Securities:

The goal of this section is to provide a clear understanding of the share information for its publicly quoted or traded equity securities. Use the fields below to provide the information, as applicable, for all outstanding classes of securities that are publicly traded/quoted.

Trading symbol:	NIKA
Exact title and class of securities outstanding:	Common Stock
CUSIP:	46020A106
Par or stated value:	0.001
Total shares authorized:	500,000,000	as of date: July 27, 2022
Total shares outstanding:	204,205,207	as of date: December 31, 2022
Number of shares in the Public Float[2]:	1,382,493	as of date: December 31, 2022
Total number of shareholders of record:	180	as of date: December 31, 2022

All additional class(es) of publicly traded securities (if any):

Trading symbol:	NONE – does not trade.
Exact title and class of securities outstanding:	Preferred Stock
CUSIP:	None
Par or stated value:	0.001
Total shares authorized:	10,000,000	as of date: July 27, 2022
Total shares outstanding:	10,000,000	as of date: December 31, 2022

Other classes of authorized or outstanding equity securities:

The goal of this section is to provide a clear understanding of the share information for its other classes of authorized or outstanding equity securities (e.g. preferred shares). Use the fields below to provide the information, as applicable, for all other authorized or outstanding equity securities.

Exact title and class of the security:	__________
CUSIP (if applicable):	__________
Par or stated value:	__________
Total shares authorized:	__________ as of date:
Total shares outstanding (if applicable):	__________ as of date:
Total number of shareholders of record
(if applicable):	__________ as of date:

Security Description:

The goal of this section is to provide a clear understanding of the material rights and privileges of the securities issued by the company. Please provide the below information for each class of the company’s equity securities, as applicable:

1.	For common equity, describe any dividend, voting and preemption rights.

One share/one vote

[2] “Public Float” shall mean the total number of unrestricted shares not held directly or indirectly by an officer, director, any person who is the beneficial owner of more than 10 percent of the total shares outstanding (a “control person”), or any affiliates thereof, or any immediate family members of officers, directors and control persons.

OTC Markets Group Inc.
OTC Pink Basic Disclosure Guidelines (January 1, 2023)	Page 3 of 28

2. For preferred stock, describe the dividend, voting, conversion, and liquidation rightsas well as redemption or sinking fund provisions.

The preferred stock provides the owner with 500 votes per share held on any matter submitted to a vote at any meeting of shareholders or any actions that may be taken without a meeting.

3. Describe any other material rights of common or preferred stockholders.

None

4. Describe any material modifications to the rights of holders of the company’s securities that have occurred over the reporting period covered by this report.

None

3)	Issuance History

The goal of this section is to provide disclosure with respect to each event that resulted in any changes to the total shares outstanding of any class of the issuer’s securities in the past two completed fiscal years and any subsequent interim period.

Disclosure under this item shall include, in chronological order, all offerings and issuances of securities, including debt convertible into equity securities, whether private or public, and all shares, or any other securities or options to acquire such securities, issued for services. Using the tabular format below, please describe these events.

A.	Changes to the Number of Outstanding Shares

Indicate by check mark whether there were any changes to the number of outstanding shares within the past two completed fiscal years:

No: ☐            Yes: ☐ (If yes, you must complete the table below)

Shares Outstanding as of Second Most Recent Fiscal Year End: Opening Balance Date 12/31/20 Common: 2,577,127 Preferred: 0			*Right-click the rows below and select “Insert” to add rows as needed.
Date of Transaction	Transaction type (e.g., new issuance, cancellation, shares returned to treasury)	Number of Shares Issued (or cancelled)	Class of Securities	Value of shares issued ($/per share) at Issuance	Were the shares issued at a discount to the market price at the time of issuance? (Yes/No)	Individual/ Entity Shares were issued to. *You must disclose the control person(s) for any entities listed.	Reason for share issuance (e.g., for cash or debt conversion) - OR- Nature of Services Provided	Restricted or Unrestricted as of this filing.	Exemption or Registration Type.
8/23/21	New	200,000	Common	$.01	Yes	Bao Shuhan	Merger	Restricted	4(a)1
8/23/21	New	200,000	Common	$.01	Yes	Chan Kim Yan	Merger	Restricted	4(a)1
8/23/21	New	2,500,000	Common	$.01	Yes	James Chan Kin Pong	Merger	Restricted	4(a)1

OTC Markets Group Inc.
OTC Pink Basic Disclosure Guidelines (January 1, 2023)	Page 4 of 28

			New
	8/23/21
8/23/21	New	200,000	Common	$.01	Yes	Chang Siew Hui	Merger	Restricted	4(a)1
8/23/21	New	200,000	Common	$.01	Yes	Chen Rui Wen	Merger	Restricted	4(a)1
8/23/21	New	200,000	Common	$.01	Yes	Chen Zhen Yao	Merger	Restricted	4(a)1
8/23/21	New	5,000,000	Common	$.01	Yes	Chong Mong Yuen	Merger	Restricted	4(a)1
8/23/21	New	20,000	Common	$.01	Yes	Chow Wing Yan	Merger	Restricted	4(a)1
8/23/21	New	100,000	Common	$.01	Yes	David Heighington	Merger	Restricted	4(a)1
8/23/21	New	100,000	Common	$.01	Yes	Fortuna Minerals Corp Zbigniew Lambo, President	Merger	Restricted	4(a)1
8/23/21	New	3,000,000	Common	$.01	Yes	Fu Kae Fung	Merger	Restricted	4(a)1
8/23/21	New	50,000	Common	$.01	Yes	Gu Feng Lei	Merger	Restricted	4(a)1
8/23/21	New	200,000	Common	$.01	Yes	He Xiao Zhen	Merger	Restricted	4(a)1
8/23/21	New	100,000	Common	$.01	Yes	Ho Man Chun	Merger	Restricted	4(a)1
8/23/21	New	150,000	Common	$.01	Yes	Mandy Hon Bo Man	Merger	Restricted	4(a)1
8/23/21	New	100,000	Common	$.01	Yes	Huo Qilong	Merger	Restricted	4(a)1
8/23/21	New	2,000,000	Common	$.01	Yes	John Wing Ho Lee	Merger	Restricted	4(a)1
8/23/21	New	300,000	Common	$.01	Yes	Kang Tai	Merger	Restricted	4(a)1
8/23/21	New	200,000	Common	$.01	Yes	Kok-Mun Ng	Merger	Restricted	4(a)1
8/23/21	New	385,000	Common	$.01	Yes	Keung Kai Pong	Merger	Restricted	4(a)1
8/23/21	New	150,000	Common	$.01	Yes	Ricky Lai Kam Kuen	Merger	Restricted	4(a)1
8/23/21	New	200,000	Common	$.01	Yes	Lam Wai Tong	Merger	Restricted	4(a)1
8/23/21	New	300,000	Common	$.01	Yes	Law Hok Yin	Merger	Restricted	4(a)1
8/23/21	New	280,000	Common	$.01	Yes	Leung Shiu Chung	Merger	Restricted	4(a)1

OTC Markets Group Inc.
OTC Pink Basic Disclosure Guidelines (January 1, 2023)	Page 5 of 28

8/23/21	New	110,000	Common	$.01	Yes	Ma Sin Ming	Merger	Restricted	4(a)1
8/23/21	New	500,000	Common	$.01	Yes	Ma Qiong Chan	Merger	Restricted	4(a)1
8/23/21	New	200,000	Common	$.01	Yes	Joseph Ng Ka Wai	Merger	Restricted	4(a)1
8/23/21	New	820,000	Common	$.01	Yes	Scott Rose	Merger	Restricted	4(a)1
8/23/21	New	50,000	Common	$.01	Yes	Shek Hei Man	Merger	Restricted	4(a)1
8/23/21	New	200,000	Common	$.01	Yes	Stryker 11, Inc Robert Achtymichuk, President	Merger	Restricted	4(a)1
8/23/21	New	1,000,000	Common	$.01	Yes	Sun Jun	Merger	Restricted	4(a)1
8/23/21	New	50,000	Common	$.01	Yes	Sun Ying Ying	Merger	Restricted	4(a)1
8/23/21	New	400,000	Common	$.01	Yes	Sun Zhen Ying	Merger	Restricted	4(a)1
8/23/21	New	200,000	Common	$.01	Yes	Teddy Chui	Merger	Restricted	4(a)1
8/23/21	New	4,000,000	Common	$.01	Yes	Weng Lok Toh	Merger	Restricted	4(a)1
8/23/21	New	2,155,000	Common	$.01	Yes	Winnie Yuen Ching Sit	Merger	Restricted	4(a)1
8/23/21	New	2,000,000	Common	$.01	Yes	Wong Ah Hong	Merger	Restricted	4(a)1
8/23/21	New	2,000,000	Common	$.01	Yes	Wong Xian Hor	Merger	Restricted	4(a)1
8/23/21	New	200,000	Common	$.01	Yes	Jefferey Chun Fung Wong	Merger	Restricted	4(a)1
8/23/21	New	200,000	Common	$.01	Yes	Xu Xing Ming	Merger	Restricted	4(a)1
8/23/21	New	200,000	Common	$.01	Yes	Ye Kai Min	Merger	Restricted	4(a)1
8/23/21	New	50,000	Common	$.01	Yes	Yi Xiaobo	Merger	Restricted	4(a)1
8/23/21	New	50,000	Common	$.01	Yes	Yik Ngan Ling	Merger	Restricted	4(a)1
8/23/21	New	200,000	Common	$.01	Yes	Zhang De Biao	Merger	Restricted	4(a)1
8/23/21	New	500,000	Common	$.01	Yes	Zhu Mei Ping	Merger	Restricted	4(a)1
9/17/21	New	5,163,500	Common	$.01	Yes	Scott Rose	Debt conversion	Restricted	144

OTC Markets Group Inc.
OTC Pink Basic Disclosure Guidelines (January 1, 2023)	Page 6 of 28

9/17/21	New	1,869,500	Common	$.01	Yes	Scott Rose	Debt conversion	Restricted	144
9/17/21	New	5,180,600	Common	$.01	Yes	Patricia Wilson	Debt conversion	Restricted	144
11/4/21	New	400,000	Common	$.01	Yes	Sun Zhen Ying	Merger	Restricted	4(a)1
11/4/21	New	200,000	Common	$.01	Yes	Sun Zhen Ming	Merger	Restricted	4(a)1
11/4/21	New	500,000	Common	$.01	Yes	ACFT LLC Cliff Redekop Managing Member	Merger	Restricted	4(a)1
11/4/21	New	300,000	Common	$.01	Yes	Bao Shuhan	Merger	Restricted	4(a)1
11/4/21	New	200,000	Common	$.01	Yes	Xu Xing Ming	Merger	Restricted	4(a)1
11/4/21	New	500,000	Common	$.01	Yes	Wong Ah Heng	Merger	Restricted	4(a)1
11/4/21	New	500,000	Common	$.01	Yes	Winnie Yuen Ching Sit	Merger	Restricted	4(a)1
11/4/21	New	1,000,000	Common	$.01	Yes	Tan Gouwei	Merger	Restricted	4(a)1
11/4/21	New	1,000,000	Common	$.01	Yes	Robert Kah Yin Toh	Merger	Restricted	4(a)1
11/4/21	New	500,000	Common	$.01	Yes	Noble Investment Corp Dan Patience President	Merger	Restricted	4(a)1
11/4/21	New	500,000	Common	$.01	Yes	Lin Sai Tao Zhong	Merger	Restricted	4(a)1
11/4/21	New	200,000	Common	$.01	Yes	Kok-Mun Ng	Merger	Restricted	4(a)1
11/4/21	New	1,000,000	Common	$.01	Yes	Lee John Wing Ho	Merger	Restricted	4(a)1
11/4/21	New	500,000	Common	$.01	Yes	Hong Ming Xian	Merger	Restricted	4(a)1
11/4/21	New	200,000	Common	$.01	Yes	He Xiao Zhen	Merger	Restricted	4(a)1
11/4/21	New	200,000	Common	$.01	Yes	Chen Zhen Yao	Merger	Restricted	4(a)1
11/4/21	New	1,000,000	Common	$.01	Yes	Connor Kah Hei Toh	Merger	Restricted	4(a)1
11/15/21	New	100,000	Common	$.01	Yes	Sun Zhen Ming	Merger	Restricted	4(a)1
11/15/21	New	100,000	Common	$.01	Yes	Sun Zhen Ying	Merger	Restricted	4(a)1

OTC Markets Group Inc.
OTC Pink Basic Disclosure Guidelines (January 1, 2023)	Page 7 of 28

2/8/22	New	500,000	Common	$.01	Yes	ACFT LLC Cliff Redekop Managing Member	Services	Restricted	4(a)2
2/8/22	New	500,000	Common	$.01	Yes	Kelly Applebee	Services	Restricted	144
4/20/22	New	100,000	Common	$.01	Yes	Elmer Johnson	Services	Restricted	144
4/20/22	New	50,000	Common	$.01	Yes	Darren Johnson	Services	Restricted	144
7/14/22	New	80,000	Common	$.01	Yes	Zhou Cuicui	Merger	Restricted	4(a)1
7/14/22	New	100,000	Common	$.01	Yes	Zhao Xin	Merger	Restricted	4(a)1
8/5/22	New	5,165,300	Common	$.01	Yes	Alan Wilson	Debt Conversion	Restricted	144
8/5/22	New	6,558,400	Common	$.01	Yes	Noble Investment Corp Dan Patience President	Debt Conversion	Restricted	144
8/9/22	New	2,090,600	Common	$.001	Yes	Dimitar Slavchev Savov	Acquisition	Restricted	4(a)1
8/9/22	New	125,000,000	Common	$.001	Yes	Dimitar Slavchev Savov	Acquisition	Restricted	4(a)1
9/7/22	New	200,000	Common	$.01	Yes	Xia Bo	Acquisition	Restricted	4(a)1
9/7/22	New	1.590.000	Common	$.01	Yes	Weng Lok Toh	Acquisition	Restricted	4(a)1
9/7/22	New	50,000	Common	$.01	Yes	Harold Clark	Acquisition	Restricted	4(a)1
9/7/22	New	40,000	Common	$.01	Yes	Zhou Cuicui	Service acquisition assistance	Restricted	4(a)2
9/7/22	New	500,000	Common	$.01	Yes	1220493 BC LTD Andy Jagpal President	Service acquisition assistance	Restricted	4(a)2
9/7/22	New	50,000	Common	$.01	Yes	Zhou Xin	Service acquisition assistance	Restricted	4(a)2
9/7/22	New	500,000	Common	$.01	Yes	Alan Au	Acquisition	Restricted	4(a)1
9/7/22	New	200,000	Common	$.01	Yes	Zhou Zhimin	Acquisition	Restricted	4(a)1
9/7/22	New	3,500,000	Common	$.01	Yes	Kin Pong James Chan	Service acquisition assistance	Restricted	4(a)2
9/7/22	New	50,000	Common	$.01	Yes	Leung Yu Chan	Acquisition	Restricted	4(a)1

OTC Markets Group Inc.
OTC Pink Basic Disclosure Guidelines (January 1, 2023)	Page 8 of 28

9/7/22	New	200,000	Common	$.01	Yes	Bo Chen	Acquisition	Restricted	4(a)1
9/7/22	New	500,000	Common	$.01	Yes	Richard F Cindric	Acquisition	Restricted	4(a)1
9/7/22	New	500,000	Common	$.01	Yes	International Professional Training Group LTD Weng Lok Toh Manager	Acquisition	Restricted	4(a)1
9/7/22	New	200,000	Common	$.01	Yes	Jie Chen	Acquisition	Restricted	4(a)1
9/7/22	New	150,000	Common	$.01	Yes	Chun Cheung Lai	Acquisition	Restricted	4(a)1
9/7/22	New	140,000	Common	$.01	Yes	Leung Shiu Chung	Acquisition	Restricted	4(a)1
9/7/22	New	55,000	Common	$.01	Yes	Ma Sui Ming	Acquisition	Restricted	4(a)1
9/7/22	New	25,000	Common	$.01	Yes	Shek Hei Man	Acquisition	Restricted	4(a)1
9/7/22	New	200,000	Common	$.01	Yes	Shen Xuan	Acquisition	Restricted	4(a)1
9/7/22	New	200,000	Common	$.01	Yes	Wei Han Hui	Acquisition	Restricted	4(a)1
9/7/22	New	200,000	Common	$.01	Yes	Zhang Hoa Xia	Acquisition	Restricted	4(a)1
8/9/22	New	10,000,000	Preferred	$.001	No	Dimitar Slavchev Savov	Acquisition	Restricted	4(a)1
Shares Outstanding on Date of This Report: Ending Balance Ending Balance: Date 12/31/22 Common: 204,205,027 Preferred: 10,000,000

Example: A company with a fiscal year end of December 31st, in addressing this item for its Annual Report, would include any events that resulted in changes to any class of its outstanding shares from the period beginning on January 1, 2021 through December 31, 2022 pursuant to the tabular format above.

Use the space below to provide any additional details, including footnotes to the table above:

B. Promissory and Convertible Notes
Indicate by check mark whether there are any outstanding promissory, convertible notes, convertible debentures, or any other debt instruments that may be converted into a class of the issuer’s equity securities:
No: ☒	Yes: ☐ (If yes, you must complete the table below)

OTC Markets Group Inc.
OTC Pink Basic Disclosure Guidelines (January 1, 2023)	Page 9 of 28

Date of Note Issuance	Outstanding Balance ($)	Principal Amount at Issuance ($)	Interest Accrued ($)	Maturity Date	Conversion Terms (e.g. pricing mechanism for determining conversion of instrument to shares)	Name of Noteholder. *You must disclose the control person(s) for any entities listed.	Reason for Issuance (e.g. Loan, Services, etc.)
__________________	__________________	__________________	__________________	__________________	__________________	__________________	__________________

Use the space below to provide any additional details, including footnotes to the table above:

4)	Issuer’s Business, Products and Services

The purpose of this section is to provide a clear description of the issuer’s current operations.

(Please ensure that these descriptions are updated on the Company’s Profile on www.otcmarkets.com).

A.	Summarize the issuer’s business operations (If the issuer does not have current operations, state “no operations”)

Nika BioTechnology, Inc. is a biotechnological company, which specializes in the treatment of AIDS, Chronic Hepatitis B and C, Rheumatoid Arthritis, Cancer, Diabetes, and all diseases, for which a strengthened cell immunity is of vital importance. NIKA specializes in the field of scientific research with the goal of creating and developing new drugs and dietary supplements. At this moment in time, NIKA's intellectual property includes six drugs in injection form - two of which have successfully undergone clinical trials with good treatment results - and eight dietary supplements. The goal of NIKA is to not only achieve corporate profits, but to also improve the quality of life of the population by providing better and easier access to life-saving medicinal drugs and useful dietary supplements.

B.	Please list any subsidiaries, parents, or affiliated companies.

Subsidiary: Nika Europe, Ltd., UIC: 206925008, 40% ownership, effective October 11, 2022

C.	Describe the issuers’ principal products or services.

ITV-1 is presented in the form of 16 injections – one vial of the medicine contains 3 ml of the active compound per injection – which are administered biweekly on consecutive days for eight weeks using an intramuscular method. At this stage, a complete treatment of AIDS with ITV-1 requires only 2 sets of 16 injections. ITV-1 has undergone through Phases I, II and III, the latter of which is comprised of a clinical trial conducted in Specialized Hospital for Active Treatment of Infectious and Parasitic Deceases “Professor Ivan Kirov”, Sofia on 31 patients suffering from AIDS in the advanced stages of the disease. The results of the clinical trial can be summarized as follows: • improvement in the immune indices in the absolute number of Ly, CD3 T, CD4 T, CD8 T, B Ly, NK and in the percentage of CD3 T, CD4 T, CD8 T, B Ly, NK, and of the index CD4/CD8, • decrease in the viral load; a good treatment effect on opportunistic infections, • very good compatibility with all of the other modern antiretroviral drugs, • very good tolerance in all patients and complete absence of side effects.

We can add to this information that we have tested ITV-1 on volunteers suffering from other diseases such as Cancer, Chronic Hepatitis B and C, Diabetes A and B, Rheumatoid Arthritis, and others with tremendous results.

Thymus Nuclear Glycoprotein (“TNG”) is presented in the form of 16 injections – one vial of the medicine contains 2 ml of the 11mg/mL active compound per injection – which are administrated biweekly on consecutive days for eight weeks using an intramuscular method. At this stage, a treatment of AIDS with TNG requires only 2 sets of 16 injections. we have completed Phase III for TNG, which is comprised of a clinical trial conducted in 1998 in Specialized Hospital for Active Treatment of Infectious and Parasitic Deceases “Professor Ivan Kirov”, Sofia on 20 patients suffering from AIDS in the advanced stages of the disease. The results of the clinical trial show that TNG has a significant place in the treatment of HIV and can be summarized as follows:

•	General decrease in the viral load and general increase in the number of CD4+ cells.
•	No unwelcome medical reactions and unwanted events.

OTC Markets Group Inc.
OTC Pink Basic Disclosure Guidelines (January 1, 2023)	Page 10 of 28

•	Total absence of toxicity in comparison to contemporary antiretroviral remedies.
•	Substantial improvement of the general condition and lack of opportunistic infections in almost all patients.
•	Easy short-term application that does not require hospitalization.

Carotilen improves and regulates the metabolism of the epithelial cells and protects them from degenerative alterations. Favorably affects embryonic development; the regulation of the growth and division of the cells; stimulates the growth of the bone tissue; favorably affects the function of the gonads; increases and maintains high level of the immune system. Carotilen may be used in cases of malnutrition or impairment of intestinal resorption, connected with avitaminosis – A: during strict diets for weight reduction, impaired fat metabolism, protein deficiency, diseases of the pancreas, pregnant individuals with malnutrition, users of cigarettes and alcohol. Carotilen can also be included as part of a complex therapy of many diseases – acute and chronic infections, hepatitis, cirrhosis, cystic fibrosis and erythropoietic porphyria. Carotilen, as a dietary supplement, is a prophylactic candidate for malignant neoplasms.

Physiolong is one of those compositions whose active principles harmoniously bind to cellular metabolism and normalize the functioning of various organs - brain, muscles, internal organs, etc. Physiolong is an original biostimulator, the composition of which includes natural biologically active substances with a favorable rapid effect on the energy balance of the human organism. Physiolong may be used in a period of convalescence, after undergoing major surgery interventions, acute and chronic diseases, with increased physical and mental strain and in sports. Physiolong may be used for prophylactic in a period of influenza epidemics and during preoperative preparation or by athletes during the building of sports physical condition, pre-launch preparation and as a means of recovery.

Boza is a nonalcoholic drink made from rye and wheat, which contains the same amount of protein in a 13.5 oz glass, as a 6.75oz of milk. Boza contains all essential amino acids and contains very little fat, which makes it suitable for people who are predisposed to obesity and atherosclerosis. Boza contains vitamin B complex, vitamin PP and mineral salts that include phosphorus, potassium, magnesium, calcium, sodium. Boza attributes its spicy taste and cooling properties to the organic acids that comprise it, namely lactic acid, malic acid, tartaric acid, succinic acid, carbonic acid. Despite its many benefits, in general, Boza has a significant disadvantage in its continuous fermentation, which leads to a short expiry date. Our proprietary formula, Dry Boza, fixes this disadvantage, as it is presented in dry granular form that can be mixed with water, which has an expiry term of 2 years while completely retaining its taste qualities and biological properties.

Fructin is a healing food, which has very good hepatoprotective, cardioprotective and general biostimulating effect. It provides three times higher glycogen synthesis, while having insulin-independent action, which explains its high treatment effect in liver diseases. Fructin provides very good effect in heart diseases connected with different stages of myocardial insufficiency, as well as in cases of liver parenchyma damage of different nature, in diabetes, gastric and duodenal ulcer. Fructin can also serve as prophylactic candidate against household and professional poisoning with lead, phosphorus, barbiturates, carbon monoxide, alcohol intoxication and can be used as a general strengthening agent in the stage of convalescence after severe surgical interventions and illnesses. Fructin has rapid resorption, in which it exhibits high energy activity, being easily absorbed by the body and the effects of its action occur quickly.

Biodetoxin is applicable in the treatment and prophylactic of poisoning of the human body by toxic substances taken orally or by inhalation in a dusty environment, and in particular in poisoning with nitrates and nitrites, as well as with heavy metals such as lead, copper, cobalt, zinc, manganese, thallium, etc. The importance of Biodetoxin is ever increasing, as the human population continues to aggregate in larger metropolitan areas with high air pollution and consumes more foods than ever that contain high number of nitrates, which are linked to many negative effects to the human organism.

Hypocholestin can be used a supplement during treatment of the gastrointestinal tract and all forms (types) of hypolipoproteinemia and related complications, concerning the occurrence of conditions of generalized or local vascular sclerosis with subsequent manifestations of myocardial infarction, cerebral stroke, etc. Hypocholestin may also be used in the fields of Dietetics and Gerontology.

Silymaron is a product, which finds its application for the assistance of treatments of hepatitis, cirrhosis, liver intoxication, and for the reduction of the recovery period after intense physical activity. Silymaron is a hepatoprotective agent, which is soluble in water, while retaining high effectiveness.

Anhtocylen C is applicable in the prophylactic and in the treatment of radiation sickness and decorporation of radioactive elements that have entered the human body, induced osteosarcomas - bone cancer - as well as in medical practice.

OTC Markets Group Inc.
OTC Pink Basic Disclosure Guidelines (January 1, 2023)	Page 11 of 28

5)	Issuer’s Facilities

The goal of this section is to provide a potential investor with a clear understanding of all assets, properties or facilities owned, used or leased by the issuer and the extent in which the facilities are utilized.

In responding to this item, please clearly describe the assets, properties or facilities of the issuer, give the location of the principal plants and other property of the issuer and describe the condition of the properties. If the issuer does not have complete ownership or control of the property (for example, if others also own the property or if there is a mortgage on the property), describe the limitations on the ownership.

If the issuer leases any assets, properties or facilities, clearly describe them as above and the terms of their leases.

Provided by the President of the Company.

6)	Officers, Directors, and Control Persons

Using the table below, please provide information, as of the period end date of this report, regarding any officers, or directors of the company, individuals or entities controlling more that 5% of any class of the issuer’s securities, or any person that performs a similar function, regardless of the number of shares they own. If any insiders listed are corporate shareholders or entities, provide the name and address of the person(s) beneficially owning or controlling such corporate shareholders, or the name and contact information (City, State) of an individual representing the corporation or entity in the note section.

Include Company Insiders who own any outstanding units or shares of any class of any equity security of the issuer.

The goal of this section is to provide an investor with a clear understanding of the identity of all the persons or entities that are involved in managing, controlling or advising the operations, business development and disclosure of the issuer, as well as the identity of any significant or beneficial shareholders.

Names of All Officers, Directors and Control Persons	Affiliation with Company (e.g. Officer Title /Director/Owner of more than 5%)	Residential Address (City / State Only)	Number of shares owned	Share type/class	Ownership Percentage of Class Outstanding	Names of control person(s) if a corporate entity
Dimitar Slavchev Savov	President/Chairman	61 Nishava str., ent. A Sofia 1680, Bulgaria	141,969,500 10,000,000	Common Preferred A	69% 100%
Clifford Paul Redekop	Secretary/Director	2269 Merrimack Valley Ave Henderson NV, 89044	966,500	Common	0.47%	Owned by ACFT LLC Cliff. Redekop Managing Member
Dr. Darena Stoykova Zlateva	Chief Scientific Officer	Kniaz Bogoridi str.2 Plovdiv, Bulgaria	0	Common Preferred A	0% 0%

7)	Legal/Disciplinary History

A. Identify whether any of the persons or entities listed above have, in the past 10 years, been the subject of:

1. A conviction in a criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

None

OTC Markets Group Inc.
OTC Pink Basic Disclosure Guidelines (January 1, 2023)	Page 12 of 28

2. The entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

None

3. A finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding, or judgment has not been reversed, suspended, or vacated; or

None

4. The entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended, or otherwise limited such person’s involvement in any type of business or securities activities.

None

B.	Describe briefly any material pending legal proceedings, other than ordinary routine litigation incidental to the business, to which the issuer or any of its subsidiaries is a party or of which any of their property is the subject. Include the name of the court or agency in which the proceedings are pending, the date instituted, the principal parties thereto, a description of the factual basis alleged to underlie the proceeding and the relief sought. Include similar information as to any such proceedings known to be contemplated by governmental authorities.

None

8) Third Party Service Providers

Provide the name, address, telephone number and email address of each of the following outside providers. You may add additional space as needed.

Securities Counsel (must include Counsel preparing Attorney Letters).

Name:	_________
Address 1:	_________
Address 2:	_________
Phone:	_________
Email:	_________

Accountant or Auditor

Name:	Carol Beere
Firm:	Green Stone Group Holdings LLC
Address 1:	2420 Carland Rd
Address 2:	Owosso, MI 48867
Phone:	443-745-6619
Email:	Carolb444@hotmail.com

Investor Relations

Name:	_________
Firm:	_________
Address 1:	_________
Address 2:	_________
Phone:	_________
Email:	_________

OTC Markets Group Inc.
OTC Pink Basic Disclosure Guidelines (January 1, 2023)	Page 13 of 28

All other means of Investor Communication:

Twitter:	__________
Discord:	__________
LinkedIn	__________
Facebook:	__________
[Other ]	__________

Other Service Providers

Provide the name of any other service provider(s) that assisted, advised, prepared, or provided information with respect to this disclosure statement. This includes counsel, broker-dealer(s), advisor(s), consultant(s) or any entity/individual that provided assistance or services to the issuer during the reporting period.

Name: Firm:
Nature of Services:
Address 1:
Address 2:
Phone: Email:

9)	Financial Statements

A.	The following financial statements were prepared in accordance with:

☐ IFRS

☒ U.S. GAAP

B.	The following financial statements were prepared by (name of individual)
Name:	Carol J Beere
Title:	None
Relationship to Issuer:	None
Describe the qualifications of the person or persons who prepared the financial statements:

Ms. Beere holds a Bachelors in Business Degree with a major in accounting from the University of Maryland and more than 35 years of accounting experience.

Provide the following financial statements for the most recent fiscal year or quarter. For the initial disclosure statement (qualifying for Pink Current Information for the first time) please provide reports for the two previous fiscal years and any subsequent interim periods.

a.	Audit letter, if audited;
b.	Balance Sheet;
c.	Statement of Income;
d.	Statement of Cash Flows;
e.	Statement of Retained Earnings (Statement of Changes in Stockholders’ Equity)
f.	Financial Notes

Attached below the officer certifications.

3 The financial statements requested pursuant to this item must be prepared in accordance with US GAAP or IFRS and by persons with sufficient financial skills.

OTC Markets Group Inc.
OTC Pink Basic Disclosure Guidelines (January 1, 2023)	Page 14 of 28

10)	Issuer Certification

Principal Executive Officer:

The issuer shall include certifications by the chief executive officer and chief financial officer of the issuer (or any other persons with different titles but having the same responsibilities) in each Quarterly Report or Annual Report.

The certifications shall follow the format below:

I, Dimitar Slavchev Savov certify that:

1.	I have reviewed this Disclosure Statement for Nika BioTechnolgy, Inc.;

2.	Based on my knowledge, this disclosure statement does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this disclosure statement; and

3.	Based on my knowledge, the financial statements, and other financial information included or incorporated by reference in this disclosure statement, fairly present in all material respects the financial condition, results of operations and cash flows of the issuer as of, and for, the periods presented in this disclosure statement.

April 21, 2023

/s/Dimitar Slavchev Savov

Principal Financial Officer:

I, Dimitar Slavchev Savov certify that:

1.	I have reviewed this Disclosure Statement for Nike BioTechnology, Inc.;

2.	Based on my knowledge, this disclosure statement does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this disclosure statement; and

3.	Based on my knowledge, the financial statements, and other financial information included or incorporated by reference in this disclosure statement, fairly present in all material respects the financial condition, results of operations and cash flows of the issuer as of, and for, the periods presented in this disclosure statement.

April 21, 2023

/s/Dimitar Slavchev Savov

OTC Markets Group Inc.
OTC Pink Basic Disclosure Guidelines (January 1, 2023)	Page 15 of 28

Nika Biotechnology Inc (formerly)
(International Professional Trainings Group LTD)
Balance Sheet (unaudited)

	December 31,	December 31,
ASSETS	2022	2021
Current Assets
Cash	S -	S-
Accounts receivable	-	-
Total Current Assets	-	-

Fixed Assets
Fixed assets, net	-	-
Total Fixed Assets	-	-

Other Assets
Cooperation Agreement	176,691	-
Minority Interest Europe	10,000	-
Total Other Assets	186,691	-

TOTAL ASSETS	$186,691	$-

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued liabilities	$28,474	$13,045
Current notes payable	-	117,237
Total Current Liabilities	28,474	130,282

TOTAL LIABILITIES	28,474	130,282

Stockholders’ Equity (Deficit)
Common stock, 100,000,000 authorized, par value $.001, issued and outstanding 204,205,727 and 55,010,727 at December 31, 2022, and December 31, 2021, respectively	204,205	55,011
Preferred stock, 10,000,000 authorized, par value $.001, Issued and outstanding 10,000,000 and 0 at December 31, 2022 and December 31, 2021, respectively	10,000	-
Paid in capital	5,174,079	4,975,145
Retained deficit	(5,230,067)	(5,160,438)
Total Stockholders’ Equity (Deficit)	158,217	(130,282)

Total Liabilities and Stockholders’ Deficit	$186,691	$-

The accompanying notes are an integral part of these consolidated financial statements.

OTC Markets Group Inc.
OTC Pink Basic Disclosure Guidelines (January 1, 2023)	Page 16 of 28

Nika Biotechnology Inc (formerly)
(International Professional Trainings Group LTD)
Statement of Operations (unaudited)

Year Ended
December 31, 2022

Revenue
Sales	$-
Total Revenue	-

Cost of Goods Sold
Cost of Goods Sold	-
Total Cost of Goods	-

Gross Profit	$-

Expenses
Bank fees	$-
Consulting	11,500
Professional fees	-
Public company	13,282
State and resident agent fees	445
Professional fees	1,600
Commissions	40,900
General and administrative	1,902
Total Expenses	69,629

Income (Loss) from Operations

Other Income (Expenses)
Interest expense	-
Other income (loss)	-
Total Other Income (Expense)	-

Net (Loss) Before Provision for Income Tax	(69,629)

Provision for income taxes	-

Net Loss	$(69,629)

Basic and diluted loss per share	$(.00)

Weighted average number of common shares – basic and diluted	114,246,913

The accompanying notes are an integral part of these consolidated financial statements.

OTC Markets Group Inc.
OTC Pink Basic Disclosure Guidelines (January 1, 2023)	Page 17 of 28

Nika Biotechnology Inc (formerly)
(International Professional Trainings Group LTD)
Statement of Cash Flows (unaudited)

Year Ended
December 31, 2022

CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	$(69,629)
Adjustments to reconcile net loss to net cash
Provided by (used in) operating activities:
Stock issued for services	52,400
Amortization	-

Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable, prepaid taxes and due
from related parties	-
(Increase) decrease in inventory	-
Increase (decrease) in accounts payable, accrued
expenses, deposits, prepaid and due related parties	17,229P
Net cash used by operating activities	-

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	-
Net cash (used) in investing activities	-

CASH FLOWS FROM FINANCIANG ACTIVITIES
Proceeds from notes payable, net	-
Proceeds from sale of common stock	-
Net cash provided by financing activities	-

Net increase (decrease) in cash and cash equivalents	$-
Cash at beginning of period	$-
Cash at end of period	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Interest paid	$-
Income taxes paid	$-

These financial statements present fairly, in all respects, the financial position of the company and the results of its operations and cash flows for the periods presented in conformity with GAAP in the United States consistently applied and hereby certified by Dimitar Savov, President

The accompanying notes are an integral part of these consolidated financial statements.

OTC Markets Group Inc.
OTC Pink Basic Disclosure Guidelines (January 1, 2023)	Page 18 of 28

Nika Biotechnology Inc (formerly)
(International Professional Trainings Group LTD)
Statement of Stockholders’ Deficit (unaudited)

						Additional		Total
	Preferred Stock			Common Stock		Paid-in	Accumulated	Stockholders’

	Shares		Amount	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2018	-		$-	38,637,175	$38,637	$4,467,183	(4,681,448)	$(175,628)
Net loss for the year ended December 31, 2019							(6,647)	(6,647)
Balance, December 31, 2019	-	$		38,637,175	$38,637	$4,467,183	(4,688,095)	$(182,275)
Net loss for the year ended December 31, 2020							(6,615)	(6,615)
Balance, December 31, 2020	-	$		38,637,175	$38,637	$4,467,183	(4,694,710)	$(188,890)

Shares cancelled for reverse 1:15				(36,060,048)	(36,060)	36,060		-
Shares issued for merger				40,220,000	40,220	361,980		402,200
Shares issued for debt conversion				12,213,600	12,214	109,922		122,136
Net loss for year ended December 31, 2021							(465,728)	(465,728)
Balance, December 31, 2021	-		$-	55,010,727	$55,011	$4,975,145	$(5,160,438)	$(130,282)
Shares issued for services				22,105,000	22,104	30,295	-	52,399
Shares issued for acquisitions	10,000,000		10,000	127,090,000	127,090	168,639	-	305,729
Net loss for year ended December 31, 2022							(69,629)	(69,629)
Balance, December 31, 2022	10,000,000		$10,000	204,205,727	$204,205	$5,174,079	$(5,230,067)	$158,217

The accompanying notes are an integral part of these consolidated financial statements.

OTC Markets Group Inc.
OTC Pink Basic Disclosure Guidelines (January 1, 2023)	Page 19 of 28

NOTE 1: Summary of Significant Accounting Policies, Nature of Operations and Use of Estimates:

Nature of Business

International Professional Training Group LTD (the "Company") was incorporated under the laws of the State of Nevada under the name Longevity Store.COM on March 25, 1999. On August 29, 2022, the Company changed its name to Nika BioTechnology, Inc.

Nika BioTechnology, Inc. is a biotechnological company, which specializes in the treatment of AIDS, Chronic Hepatitis B and C, Rheumatoid Arthritis, Cancer, Diabetes, and all diseases, for which a strengthened cell immunity is of vital importance. NIKA specializes in the field of scientific research with the goal of creating and developing new drugs and dietary supplements. At this moment in time, NIKA's intellectual property includes six drugs in injection form - two of which have successfully undergone clinical trials with good treatment results - and eight dietary supplements. The goal of NIKA is to not only achieve corporate profits, but to also improve the quality of life of the population by providing better and easier access to life-saving medicinal drugs and useful dietary supplements.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America and pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”).

The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts in the financial statements, including the estimated useful lives of tangible and intangible assets. Management believes the estimates used in preparing the financial statements are reasonable and accurate. Actual results could differ from these estimates.

Consolidation

The accompanying condensed financial statements of the Company include the financial position, results of operations and cash flows of the Company. The Company has no operating subsidiaries.

Revenue Recognition

Revenue is recognized in accordance with SEC Staff Accounting Bulletin No. 104, “Revenue Recognition in Financial Statements”. The Company recognizes revenue when the significant risks and rewards of ownership have been transferred to the customer pursuant to applicable laws and a regulation, including factors such as when there is evidence of a sale arrangement, delivery has occurred, or service has been rendered, the price to the buyer is fixed or determinable, and collectability is reasonably assured.

Use of Estimates

The preparation of financial statements, in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions, which affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

OTC Markets Group Inc.
OTC Pink Basic Disclosure Guidelines (January 1, 2023)	Page 20 of 28

Cash and Cash Equivalents

Cash and Cash equivalents are considered to be highly liquid investments purchased with an initial maturity of three (3) months or less.

Inventories

Inventories are valued at the lower of cost or net realizable value with cost using the first in first out method.

Allowance for Doubtful Accounts

The allowance for doubtful accounts is based on the Company's assessment of the collectability of customer accounts. The Company regularly reviews the allowance by considering factors such as historical experience, credit quality, the age of the account receivable balances and current economic conditions.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation. Expenditures for maintenance and repairs are charged to operations when incurred, while additions and improvements are capitalized. The Company depreciates the costs of these assets over their estimated useful lives. When assets are retired or disposed of, the asset's original cost and related accumulated depreciation are eliminated from accounts and any gain or loss is reflected in income. Depreciation and amortization are generally accounted for using the straight-line method over the estimated useful lives of the assets as follows:

Office, protective and demonstration, and computer equipment	4 Years
Manufacturing equipment	10 Years
Leasehold improvements	lease term

Long-lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the book value of the asset may not be recoverable. The Company periodically evaluates whether events and circumstances have occurred that indicate possible impairment. When impairment indicators exist, the Company uses market quotes, if available or an estimate of the future undiscounted net cash flows of the related asset or asset group over the remaining life in measuring whether or not the asset values are recoverable.

Intangibles

The Company's intangible assets consist of goodwill from the recently completed merger.

Research and Development

Research and development costs are expensed as incurred in accordance with SFAS No. 2 Accounting for Research and Development Costs. Material and equipment are capitalized and amortized over their estimated useful lives should management determine that such expenditures meet the criteria.

OTC Markets Group Inc.
OTC Pink Basic Disclosure Guidelines (January 1, 2023)	Page 21 of 28

Accounting for Stock Based Compensation

The Company recognizes all share-based payments to employees, including grants of employee stock options, as compensation expense in the financial statements based on their fair values. That expense will be recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation awards issued to non-employees for services and financing arrangements, as prescribed by FASB ASC 505-50, Equity-Based Payments to Non-Employees, at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable. The fair value of common stock issued for services is based on the closing stock price on the date the common stock was issued.

In September 2006, the Financial Accounting Standards Board (FASB) introduced a framework for measuring fair value and expanded required disclosure about fair value measurements of assets and liabilities. The Company adopted the standard for those financial assets and liabilities as of the beginning of the 2008 fiscal three months and the impact of adoption was not significant. FASB Accounting Standards Codification (ASC) 820 “Fair Value Measurements and Disclosures” (ASC 820) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources

(observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•	Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

The fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2022. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accounts receivable, other current assets, accounts payable, accrued compensation and accrued expenses. The fair value of the Company’s notes payable is estimated based on current rates that would be available for debt of similar terms which is not significantly different from its stated value.

Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the consolidated financial statements carrying amounts of existing assets and liabilities and their respective income tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the three months in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that included the enactment date. Due to the Company’s continued losses, the Company has placed a full valuation allowance against the deferred tax assets.

OTC Markets Group Inc.
OTC Pink Basic Disclosure Guidelines (January 1, 2023)	Page 22 of 28

The Company records stock as issued at the time consideration is received or the obligation is incurred.

Basic and diluted earnings per share are computed by dividing net income (loss) by the weighted-average number of shares of common shares outstanding during the six months. Diluted earnings per share are computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding and dilutive options outstanding during the three months. Common stock to be issued upon conversion of preferred stock, convertible debt and common stock options has not been included in dilutive earnings per share due to the Company’s losses and their anti-dilutive effect.

Foreign Currency Translation

The accompanying consolidated financial statements are expressed in United States dollars, which is the Company's functional currency. All transactions in foreign currencies have been converted to United States dollar transactions or balances are included in the determination of net and comprehensive income. Transactions in foreign currency are translated into United States dollars in accordance with SFAS No. 52, Foreign Currency Translation, as follows:

i.	monetary items at the rate prevailing, at the balance sheet date;
ii	non-monetary items at the historical exchange rate;
iii	revenue and expenses at the average rate in effect during the applicable reporting period.

Income Taxes

The Company complies with the Provisions of SFAS No. 109 “Accounting for Income Taxes”. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred income tax assets to the amount expected to be realized.

Income (Loss) Per Share

In accordance with SFAS No. 128, “Earnings Per Share”, the basic net loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted net loss per common share is computed similar to basic net loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As of the date of these financial statements, diluted net loss per share is equivalent to basic net loss per share as there were no dilutive securities outstanding, and the Company net loss is deemed anti-dilutive.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and cash equivalents and accounts receivables. The Company places its cash with high quality financial institutions which at times may exceed the FDIC $250,000 insurance limit. The Company extends credit based on an evaluation of the customer’s financial condition, generally without collateral. Exposure to losses on receivables is principally dependent on each customer’s financial condition. The Company monitors its exposure to credit losses and maintains allowances for anticipated losses, as required. Accounts are “written-off” when deemed uncollectible.

OTC Markets Group Inc.
OTC Pink Basic Disclosure Guidelines (January 1, 2023)	Page 23 of 28

New Accounting Pronouncements

None that will have a material effect in fiscal 2022 on company operations.

NOTE 2: Related Party Transactions

Certain stockholders have made certain advances to the Company on an interest-free basis, payable upon demand. The Company has not computed interest on the advances and has treated the interest of $0 as contributed capital with an offset to interest expense.

During the year ended December 31, 2022, the officer paid expenses on the Company’s behalf and advanced the Company a net amount of $22,474.

On May 27, 2022, Clifford Redekop was nominated and seated as Director of Nika Pharmaceuticals, Inc. He subsequently was instrumental in negotiating and closing the acquisition in the third quarter and entering into the Cooperation Agreement between the two companies.

NOTE 3: Non-Cash Transactions

The following non-cash investing and financing activities occurred during the period from January 1, 2022, through December 31, 2022:

On July 26, 2022, the Company entered into an Asset Sale Agreement whereby the U.S. publicly traded company was separated from the Chinese operations and to acquire certain rights to products and developing patents for which 127,090,000 common shares and 10,000,000 Preferred A shares were issued. Certain other shareholders relinquished their shares and were reissued to a party in the transaction. Certain parties related to the Chinese operations were issued a total of 4,960,000 common shares.

Also, pursuant to the terms of the terms of the Asset Sale Agreement, on August 1, 2022, the company entered into a cooperation agreement whereby it will jointly and equally develop, market and deliver new products with Nika Pharmaceutical, Inc. .

NOTE 4: Management's discussion and analysis or plan of operations.

A. Plan of Operation

(i) We cannot currently satisfy our existing cash needs and will need to raise additional capital unless a substantial improvement in sales occurs during the next twelve months.

(ii) The Company currently has limited revenue from its product sales and is seeking capital, the acquisition of new products and market newly acquired assets to facilitate our business plan.

(iii) We do not expect to purchase additional plants or equipment except as required from sales growth.

(iv) We expect to hire additional full-time staff with the increase in sales or as required by expansion.

B. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

OTC Markets Group Inc.
OTC Pink Basic Disclosure Guidelines (January 1, 2023)	Page 24 of 28

1. Year ended period.

(i) The accompanying financial statements represent accurately the condition of the business showing limited sales. We expect growth as capital is raised to facilitate our business plan.

(ii) The Company does not have sufficient working capital to meet our capital requirements for the coming twelve months.

(iii) We have no commitments for capital expenditures.

(iv) No known trends are expected that have not already impacted us.

(v) All significant elements of income or loss come from our continued operations.

(vi) The company increased its expenses in the nine months ended September 30, 2022, with the completion of our acquisition during the period as indicated in the Profit and Loss Statement attached above.

(vii) Our products are not seasonal C. Off Balance Sheet Arrangements None known or anticipated.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern no adjustments have been made for any other outcome.

We are currently seeking financing to continue our business. There is no assurance that we will find financing to continue our projects.

NOTE 5: Legal proceedings.

Legal/Disciplinary History

1. No officer or director has not been convicted in a criminal proceeding and has not been named as a defendant in a pending criminal proceeding.

2. No officer or director has had the entry of an order, judgment, or decree, by a court of competent jurisdiction, that permanently or temporarily enjoined, barred, suspended, or limited his involvement in any type of business, securities, commodities, or banking activities.

3. No officer or director has had a finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding, or judgment has not been reversed, suspended, or vacated.

4. No officer or director has had the entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended, or otherwise limited either person's involvement in any type of business or securities activities.

OTC Markets Group Inc.
OTC Pink Basic Disclosure Guidelines (January 1, 2023)	Page 25 of 28

NOTE 6: Restatement of Prior Period Financial Statements

On July 26, 2022, the Company entered into an Asset Purchase whereby the public company in the U.S. was separated from the operations in China. On July 30, 2022, the Chinese transaction was concluded, and the following tables describe the effects on the prior year’s balance sheet and the current years activities. All references to the Chinese operations have been removed from all financial statements presented.

Adjusted Balance Sheet

	Original
	December 31,	Adjustment
ASSETS	2021
Current Assets
Cash	S 24,979	S (24,979)
Accounts receivable	41,772	(41,772)
Total Current Assets	66,751	(66,751)

Fixed Assets
Fixed assets, net	-	-
Total Fixed Assets	-	-

Other Assets
Rental deposits	6,943	(6,943)
Prepaid taxes	2,508	(2,508)
Goodwill	645,451	(645,451)
Total Other Assets	654,902	(654,902)

TOTAL ASSETS	$721,653	$(721,653)

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued liabilities	$37,788	$(24,743)
Due to related parties	126,209	(126,209)
Current notes payable	190,402	(73,165)
Total Current Liabilities	354,399	(224,117)

Long term notes payable	192,787	(192,787)

TOTAL LIABILITIES	547,186	(416,904)

Stockholders’ Equity (Deficit)
Common stock, 100,000,000 authorized, par value $.001,
issued and outstanding 55,010,727 at December 31, 2021	55,011	-
Paid in capital	4,975,145	-
Retained deficit	(4,855,689)	(304,749)
Total Stockholders’ Equity (Deficit)	174,467	(304,749)

Total Liabilities and Stockholders’ Deficit	$721,653	$(721,653)

OTC Markets Group Inc.
OTC Pink Basic Disclosure Guidelines (January 1, 2023)	Page 26 of 28

Statement of Operations
Adjusted

	Six Months Ended	Adjustments
	June 30, 2022

Revenue
Sales	$53,149	$(53,149)
Total Revenue	53,149	(53,149)

Cost of Goods Sold
Cost of Goods Sold	-	-
Total Cost of Goods	-	-

Gross Profit	$53,149	$(53,149)

Expenses
Bank fees	$18	$(18)
Consulting	11,500	-
Management fee	3,502	(3,502)
MPF fee	7,194	(7,194)
Professional fees	1,530	(1,530)
Public company	9,207	-
State and resident agent fees	350	-
Telephone and internet	2,346	(2,346)
Commissions	3,568	(3,568)
Salaries and wages	93,925	(93,925)
Rent	12,922	(12,922)
Application fee	11,023	(11,023)
Printing	353	(353)
Certification Fee	-	-
General and administrative	800	(800)
Total Expenses	158,238	(137,181)

Income (Loss) from Operations	(105,089)	(84,032)

Other Income (Expenses)
Interest expense	(3,421)	3,421
Other income (loss)	-	-
Total Other Income (Expense)	(3,421)	3,421

Net (Loss) Before Provision for Income Tax	(108,510)	(87,453)

Provision for income taxes	-	-

Net Loss	$(108,510)	$(87,453)

OTC Markets Group Inc.
OTC Pink Basic Disclosure Guidelines (January 1, 2023)	Page 27 of 28

Statement of Cash Flows
Adjustments

	Original
	Six Months Ended	Adjustments
	June 30, 2022
CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	$(108,510)	87,453
Adjustments to reconcile net loss to net cash
Provided by (used in) operating activities:
Stock issued for services	11,500	-
Amortization	-	-

Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable, prepaid taxes and
due from related parties	-	-
(Increase) decrease in inventory	-	-
Increase (decrease) in accounts payable, accrued
expenses, deposits, prepaid and due related parties	117,179	(107,622)
Net cash used by operating activities	20,169	(20,169)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	-
Net cash (used) in investing activities	-

CASH FLOWS FROM FINANCIANG ACTIVITIES
Proceeds from notes payable, net	(36,380)	36,380
Proceeds from sale of common stock	-
Net cash provided by financing activities	(36,380)	36,380

Net increase (decrease) in cash and cash equivalents	$(16,211)	16,211
Cash at beginning of period	$24,979	(29,979)
Cash at end of period	$8,768	(8,768)

NOTE 7: Subsequent Events

None.

OTC Markets Group Inc.
OTC Pink Basic Disclosure Guidelines (January 1, 2023)	Page 28 of 28